UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

[The following is a transcript of a recorded message from Dow R. Wilson, Chief Executive Officer of Varian Medical Systems, Inc., which was made available to Varian employees on August 2, 2020.]

CEO Video Script

•	Hi team, Dow here. Moments ago, we announced that Varian has agreed to combine with Siemens Healthineers.

•	This combination is all about advancing our vision of a world without the fear of cancer.

•	Our innovative and patient-centric culture has enabled us to drive iconic advances in radiotherapy and interventional and software solutions.

•	As a result, we’ve solidified our position as a leader in multi-disciplinary cancer care, with a trusted global brand and very strong customer loyalty.

•	Siemens Healthineers recognizes the strength of the Varian brand, our cutting-edge portfolio, the relationships we’ve cultivated, and the talent of our own marvelous team.

•	Like Varian, Siemens Healthineers is a purpose-driven organization, with a rich history and tradition of leading-edge innovation and a “do the right thing” mentality and attitude.

•	Together, our companies will create a multi-disciplinary global healthcare leader with the most comprehensive cancer care portfolio in the industry.

•	By uniting our complementary products and technologies, we’ll empower clinicians and patients at every stage in the fight against cancer – from screening and diagnosis to care delivery and post-treatment survivorship.

•	We’ll also be very well-positioned to disrupt oncology care with software, data, technology, and services across the entire continuum of cancer care. This will enable us to transform care for a greater number of patients worldwide.

•	I’m confident that this is the right path forward for Varian. And, it’s one that brings us even closer to realizing our vision, while also meaningfully increasing our patient care impact and broadening opportunities for our employees as part of a larger and more diversified organization.

•	Varian was built on innovation, values and mission. For more than 70 years, these pillars have been what we’ve been all about and core to our competitive advantage. I want to emphasize that will not change.

•	Once combined, we will continue to operate under the Varian brand as an independent company within Siemens Healthineers.

•	It’s important to keep in mind that today’s announcement is just the first step in bringing our two organizations together. Until the transaction closes, which we expect in the first part of 2021, Siemens Healthineers and Varian remain two separate, independent companies.

•	So for now, it’s business as usual for all of us. The best thing that we can do, each of us, is to remain focused on supporting our customers and their patients, just as we always have.

•	I’ll have more details for you tomorrow at our CEO webcast at 9 a.m. Pacific, and we’ll also be holding a follow up webcast at 5:30 p.m. Pacific for those who are not able to join in the morning.

•	Per our usual company policy, if you receive questions from the media about today’s news, please do not comment and instead direct them to Kathy Conner. Investor inquiries should be directed to Anshul Maheshwari.

•	Finally -- thank you. It’s incredible to see all that you do and you will do and you have done to help people fight cancer worldwide, particularly during this extraordinary pandemic period. Our team is the best in the business, and it’s an honor to work alongside each one of you.

•	I look forward to seeing you again soon.

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving Varian. This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Varian will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Varian’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Varian may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF VARIAN ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, and Varian’s website, www.varian.com. In addition, the documents (when available) may be obtained free of charge by directing a request to Investor Relations by email at investors@varian.com or by calling (650) 424-5631.

Participants in the Solicitation

Varian and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Varian’s common stock in respect of the proposed transaction. Information about the directors and executive officers of Varian is set forth in the definitive proxy statement for Varian’s 2020 Annual Meeting of Stockholders, which was filed with the SEC on December 20, 2019, or its Annual Report on Form 10-K for the year ended September 27, 2019, and in other documents filed by Varian with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

Except for historical information, this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning Varian’s future orders and the anticipated impact of the COVID-19 pandemic on Varian’s business; and any statements using the terms “could,” “believe,” “expect,” “promising,” “outlook,” “should,” “well-positioned,” “will” or similar statements are forward-looking statements that involve risks and uncertainties that could cause Varian’s actual results to differ materially from those anticipated. Such risks and uncertainties include: (1) the future impact of the COVID-19 pandemic on Varian’s business, including but not limited to, the impact on its workforce, operations, supply chain, demand for products and services, and Varian’s financial results and condition; (2) Varian’s ability to successfully manage the challenges associated with the COVID-19 pandemic; (3) Varian’s ability to achieve expected synergies from acquisitions; (4) risks associated with integrating recent acquisitions; (5) global economic conditions and changes to trends for cancer treatment regionally; (6) currency exchange rates and tax rates; (7) the impact of the Tax Cuts and Jobs Act; (8) the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; (9) recent and potential future tariffs or a global trade war; (10) demand for and delays in delivery of Varian’s products; (11) Varian’s ability to develop, commercialize and deploy new products; (12) Varian’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; (13) changes in regulatory environments; (14) risks associated with Varian providing financing for the construction and start-up operations of particle therapy centers, challenges associated with commercializing Varian’s Proton Solutions business; (15) challenges to public tender awards and the loss of such awards or other orders; (16) the effect of adverse publicity; (17) Varian’s reliance on sole or limited-source suppliers; (18) Varian’s ability to maintain or increase margins; (19) the impact of competitive products and pricing; (20) the potential loss of key distributors or key personnel; (21) challenges related to entering into new business lines; (22) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; (23) the failure to obtain the approval of Varian’s stockholders, the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the transaction, (24) risks related to disruption of management’s attention from Varian’s ongoing business operations due to the transaction; (25) the effect of the announcement of the transaction on the ability of Varian to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (26) the ability to meet expectations regarding the timing and completion of the transaction; and (27) the other risks listed from time to time in Varian’s filings with the SEC. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to Varian’s Annual Report on Form 10-K for the year ended September 27, 2019 and subsequent Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the SEC. Varian assumes no obligation to update or revise the forward-looking statements in this communication because of new information, future events, or otherwise.